As filed with the U.S. Securities and Exchange Commission on May 13, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Dialogic Inc.

(Exact name of Registrant as specified in its charter)

Delaware	94-32409691
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

926 Rock Avenue, Suite 20

San Jose, CA 95131

(408) 750-9400

(Address of Principal Executive Offices including Zip Code)

2006 Employee Stock Purchase Plan

2006 Equity Incentive Plan

(Full title of the plans)

Nick Jensen

Chairman and Chief Executive Officer

926 Rock Avenue, Suite 20

San Jose, CA 95131

(408) 750-9400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric C. Schlezinger, Esq. Vice President and General Counsel Dialogic Inc. 926 Rock Avenue, Suite 20 San Jose, CA 95131 (408) 750-9400	James F. Fulton, Jr., Esq. Cooley LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA (650) 843-5000

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee
Common Stock, par value $0.001 per share	480,281 shares (2)	$4.29 (4)	$2,060,405.49 (4)	$239.21
Common Stock, par value $0.001 per share	934,891 shares (3)	$5.05 (5)	$4,721,199.55(5)	$548.13
TOTAL	1,415,172 shares		$6,781,605.04	$787.34

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.
(2)

Represents the number of shares authorized for issuance under the 2006 Employee Stock Purchase Plan approved by the Company’s stockholders in March 2007. The number of shares reserved for issuance under the Registrant’s 2006 Employee Stock Purchase Plan will automatically increase on January 1st each year, starting on January 1, 2008 and continuing through January 1, 2016, by the least of (i) 1% of the total number of shares of the Registrant’s Common Stock outstanding on December 31st of the preceding calendar year, (ii) 150,000 shares, or (iii) the number of shares of Common Stock as determined by the Registrant’s board of directors.

(3)	Represents that number of shares added to the 2006 Equity Incentive Plan in 2011 pursuant to a provision that provides for automatic annual increases to the 2006 Equity Incentive Plan.
(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on May 11, 2011, in accordance with Rule 457(c) of the Securities Act, multiplied by 85.0%, which is the percentage of the trading price applicable to purchases under the 2006 Employee Stock Purchase Plan.
(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on May 11, 2011, in accordance with Rule 457(c) of the Securities Act.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference:

(a)	Registration Statement No. 333-142117 on Form S-8, filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 13, 2007, relating to the Registrant’s 2006 Equity Incentive Plan (the “2006 EIP”), for which a registration fee was paid with the filing of such Registration Statement;

(b)	Registration Statement No. 333-156273 on Form S-8, filed with the Commission on December 18, 2008, relating to the 2006 EIP, for which a registration fee was paid with the filing of such Registration Statement; and

(c)	Registration Statement No. 333-163909 on Form S-8, filed with the Commission on December 22, 2009, relating to the 2006 EIP, for which a registration fee was paid with the filing of such Registration Statement.

PART I

Not filed as part of this Registration Statement pursuant to the instructions to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Dialogic Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

Item 3.	Incorporation of Documents by Reference.

The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the Commission will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the Commission:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Commission on March 31, 2011;

(b)	Our Current Reports on Form 8-K filed with the Commission on January 6, 2011 and February 28, 2011; and

(c)	The description of our Common Stock, which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in our registration statement on Form 8-A, filed with the Commission on April 2, 2007, including any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all securities offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including our compensation committee report and performance graph (included in the Annual Report on Form 10-K) or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s amended and restated certificate of incorporation contains provisions permitted under Delaware law relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving wrongful acts, such as:

•	any breach of the director’s duty of loyalty;

•	acts or omissions which involve a lack of good faith, intentional misconduct or a knowing violation of the law;

•	payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law; or

•	any transaction from which the director derives an improper personal benefit.

These provisions do not limit or eliminate the registrant’s rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws.

As permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s amended and restated bylaws require the registrant to indemnify its directors and executive officers to the fullest extent permitted under Delaware law. The registrant may limit the extent of such indemnification by individual contracts with its directors and executive officers. Further, the Registrant may decline to indemnify any director or executive officer in connection with any proceeding initiated by such person or any proceeding by such person against the Registrant or its directors, officers, employees or other agents, unless such indemnification is expressly required to be made by law or the proceeding was authorized by the registrant’s board of directors.

The Registrant has entered into indemnity agreements with each of its current and former directors and certain of its executive officers to give these directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s amended and restated certificate of incorporation and bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving any of the registrant’s directors, officers or employees for which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant has the power to indemnify its other officers, employees and other agents, as permitted by Delaware law, but the registrant is not required to do so.

The Registrant maintains a directors’ and officers’ insurance and Registrant reimbursement policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses the Registrant for those losses for which the registrant has lawfully indemnified the directors and officers. The policy contains various exclusions.

The Registration Rights Agreement, dated October 1, 2010, by and among the Registrant and certain former shareholders of Dialogic Corporation, a British Columbia company, provides for cross-indemnification in connection with the registration of the Registrant’s Common Stock.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits

Exhibit Number	Exhibits
3.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

3.2(2)	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant.

3.3(2)	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant.

3.4(3)	Amended and Restated Bylaws of the Registrant.

3.5(4)	Amendment to the Amended and Restated Bylaws of the Registrant.

4.1	Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5 above.

4.2(5)	Specimen stock certificate.

4.3(6)	Registration Rights Agreement, dated October 1, 2010, by and among the Registrant and the parties listed on Exhibit A thereto.

5.1	Opinion of Cooley LLP.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1(7)	2006 Equity Incentive Plan, as amended.

99.2(8)	Forms of 2006 Equity Incentive Plan agreements.

99.3(9)	2006 Employee Stock Purchase Plan.

Keys to Exhibits:

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-138121), filed with the SEC on January 22, 2007.
(2)	Incorporated by reference to the like-numbered exhibits to the Registrant’s Current Report on Form 8-K (File No. 001-33391), filed with the SEC on October 6, 2010.
(3)	Incorporated by reference to the like-numbered exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-138121), filed with the SEC on October 20, 2006.
(4)	Incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K (File No. 001-33391), filed with the SEC on October 6, 2010.
(5)	Incorporated by reference to the like-numbered exhibit to the Registrant’s Registration Statement on Form S-1/A (File No. 333-138121), filed with the SEC on March 30, 2007.
(6)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33391), filed with the SEC on October 6, 2010.
(7)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33391), filed with the SEC on December 18, 2008.
(8)	Incorporated by reference to Exhibit 10.16 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-138121), filed with the SEC on October 20, 2006.
(9)	Incorporated by reference to Exhibit 10.17 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-138121), filed with the SEC on March 30, 2007.

Item 9.	Undertakings.

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Jose, State of California, on this 13th day of May, 2011.

DIALOGIC INC.

By:	/S/ NICK JENSEN
Nick Jensen
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nick Jensen as his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/S/ NICK JENSEN Nick Jensen	Chairman and Chief Executive Officer (Principal Executive Officer)	May 13, 2011

/S/ JEAN GAGNON Jean Gagnon	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 13, 2011

/S/ DOUGLAS SABELLA Douglas Sabella	President, Chief Operating Officer and Director	May 13, 2011

/S/ HAZEM BEN-GACEM Hazem Ben-Gacem	Director	May 13, 2011

/S/ ALEX GUIRA Alex Guira	Director	May 13, 2011

/S/ DION JOANNOU Dion Joannou	Director	May 13, 2011

/S/ MIKAEL KONNERUP Mikael Konnerup	Director	May 13, 2011

/S/ RAJNEESH VIG Rajneesh Vig	Director	May 13, 2011

/S/ W. MICHAEL WEST W. Michael West	Director	May 13, 2011

EXHIBIT INDEX

Exhibit Number	Exhibits
3.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

3.3(2)	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant.

3.4(2)	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant.

3.5(3)	Amended and Restated Bylaws of the Registrant.

3.6(4)	Amendment to the Amended and Restated Bylaws of the Registrant.

4.1	Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5 above.

4.2(5)	Specimen stock certificate.

4.3(6)	Registration Rights Agreement, dated October 1, 2010, by and among the Registrant and the parties listed on Exhibit A thereto.

5.1	Opinion of Cooley LLP.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1(7)	2006 Equity Incentive Plan, as amended.

99.2(8)	Forms of 2006 Equity Incentive Plan agreements.

99.3(9)	2006 Employee Stock Purchase Plan.

Keys to Exhibits:

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-138121), filed with the SEC on January 22, 2007.
(2)	Incorporated by reference to the like-numbered exhibits to the Registrant’s Current Report on Form 8-K (File No. 001-33391), filed with the SEC on October 6, 2010.
(3)	Incorporated by reference to the like-numbered exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-138121), filed with the SEC on October 20, 2006.
(4)	Incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K (File No. 001-33391), filed with the SEC on October 6, 2010.
(5)	Incorporated by reference to the like-numbered exhibit to the Registrant’s Registration Statement on Form S-1/A (File No. 333-138121), filed with the SEC on March 30, 2007.
(6)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33391), filed with the SEC on October 6, 2010.
(7)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33391), filed with the SEC on December 18, 2008.
(8)	Incorporated by reference to Exhibit 10.16 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-138121), filed with the SEC on October 20, 2006.
(9)	Incorporated by reference to Exhibit 10.17 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-138121), filed with the SEC on March 30, 2007.